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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Board of Directors
AMERICAN TELESOURCE INTERNATIONAL INC.


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 3, 1997 included in America TeleSource International Inc.'s (the Company) Form 10 Amendment No. 1 (File No. 000-23007) filed on October 22, 1997 and our report dated October 24, 1997 contained in the Company's Current Report on Form 8-K filed on November 10, 1997, and to all references to our firm included in this Registration Statement.


                                       ARTHUR ANDERSEN LLP



San Antonio, Texas
April 7, 1998